UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

RED TRAIL ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2019 Annual Members’ Meeting

On March 29, 2019, Red Trail Energy, L.L.C. ("Red Trail") held its 2019 annual members' meeting (the "Annual Meeting") to vote on the election of three governors whose terms were scheduled to expire in 2019 along with a vote on approval of the First Amendment to the Amended and Restated Member Control Agreement. The voting results from the meeting were as follows:

Proposal One: Election of Governors

Frank Kirschenheiter, Sid Mauch, and Anthony Mock were elected by a plurality vote of the members to serve terms which will expire in 2022. The votes for the nominee governors were as follows:

Governor Nominees	For	Against/Abstain
Frank Kirschenheiter	21,451,782	—
Sid Mauch	29,692,762	—
Anthony Mock	29,359,963	—

Proposal Two: Approval of First Amendment to the Amended and Restated Member Control Agreement

At the Annual Meeting there were a sufficient number of votes in favor of the Company's proposed First Amendment to the Amended and Restated Member Control Agreement to approve the amendment. Approval required at least 26,766,779 units voted in favor of the Company's proposed First Amendment to the Amended and Restated Member Control Agreement. The votes for the amendment were as follows:

For	Against	Abstentions
28,944,270	1,091,068	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

Date: April 4, 2019	/s/ Jodi Johnson
Jodi Johnson
Chief Financial Officer